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                                                                    EXHIBIT 16.1

                         [Ernst & Young LLP letterhead]

EXHIBIT 16.1 TO FORM 8-K/A2


February 14, 2000


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Gentlemen:


We have read Item 4 of Form 8-K/A2 dated February 14, 2000 of OptimumCare Corporation and are in agreement with the statements contained in the second paragraph on page two therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.


                                            Very truly yours,

                                            /s/  Ernst & Young LLP


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